Exhibit 99.2
                                          Colonial Properties Trust
                                       Amended Non-Employee Trustee
                                                  Share Option Plan



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                            COLONIAL PROPERTIES TRUST
                            TRUSTEE SHARE OPTION PLAN



NAME AND PURPOSE.

           1.1 This plan is the COLONIAL PROPERTIES TRUST TRUSTEE SHARE OPTION PLAN (the "Plan").

           1.2 The purposes of the Plan are to enhance the Company's ability to attract and retain highly qualified individuals to serve as members of the Company's Board of Trustees and to provide additional incentives to Trustees to promote the success of the Company. The Plan provides Trustees of the Company an opportunity to purchase common shares of beneficial interest of the Company pursuant to Options. Options granted under the Plan shall not constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

           1.3 This Plan is intended to constitute a "formula plan" and the Trustees are intended to be "disinterested administrators" of Other Plans for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


DEFINITIONS.

           For  purposes  of  interpreting   the  Plan  and  related   documents
(including Share Option Agreements), the following definitions shall apply:

           2.1 "Additional Option" means any Option other than an Initial Option.

           2.2  "Board" means the Board of Trustees of the Company.

           2.3 "Commencement of Service" means the date of election of the Director to his or her first term as a Director.

           2.4  "Company" means Colonial Properties Trust.

           2.5 "Effective Date" means the date of the closing of the initial public offering of common shares of beneficial interest in the Company.

           2.6 "Exercise Price" means the Option Price multiplied by the number of Shares purchased pursuant to exercise of an Option.

           2.7 "Expiration Date" means the tenth anniversary of the Grant Date, or, if earlier, the termination of the Option pursuant to Section 4.2(c).

           2.8 "Fair Market Value" means the value of each Share subject to the Plan determined as follows: If on the Grant Date or other determination date the Shares are listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded on an established securities market, the Fair Market Value of the Shares shall be the closing price of the Shares on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date or other determination date (or, if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such System or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

           2.9 "Grant Date" means the date on which an Option takes effect pursuant to Section 7 of the Plan.

           2.10 "Initial Option" means an Option received by a Trustee as of the Effective Date or thereafter as of a Trustee's Commencement of Service.

           2.11 "Option" means any option to purchase one or more Shares pursuant to the Plan including both Initial Options and Additional Options.

           2.12 "Optionee" means a person who holds an Option under the Plan.

           2.13 "Option Period" means the period during which Options may be exercised as defined in Section 9.

           2.14 "Option Price" means the purchase price for each Share subject to an Option.

           2.15 "Other Plan" means any other plan adopted by the Company providing for the grant of stock options.

           2.16 "1933 Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

           2.17 "Shares" means common shares of beneficial interest, par value $.01 per Share, of the Company.

           2.18 "Share Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

           2.19 "Trustee" means a member of the Company's Board who is not an officer or employee of the Company or any of its subsidiaries.


ADMINISTRATION OF THE PLAN.

           The Plan shall be administered by the Board. The Board's responsibilities under the Plan shall be limited to taking all legal actions necessary to document the Options provided herein, to maintain appropriate records and reports regarding those Options, and to take all acts authorized by this Plan or otherwise reasonably necessary to effect the purposes hereof.


STOCK SUBJECT TO THE PLAN.

           4.1 Subject to adjustments made pursuant to Section 4.2, the maximum number of Shares which may be issued pursuant to the Plan shall not exceed 500,000. If any Option expires, terminates or is canceled for any reason before it is exercised in full, the Shares that were subject to the unexercised portion of the Option shall be available for future Options granted under the Plan.

           4.2 (a) If the outstanding Shares are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable on capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company, occurring after the effective date of the Plan, the number and kinds of Shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of Shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to Shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per Share.

                (b) Subject to Subsection (c) hereof, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per Share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the Shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

                (c) Upon the dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board which results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning 80 percent or more of the combined voting power of all classes of securities of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan, the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of Shares and exercise prices, in which event the Plan (if applicable) and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan and Options, each individual holding an Option shall have the right immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option to the extent that such Option was otherwise exercisable at the time such termination occurs. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

                (d) Adjustments under this Section 4.2 related to Shares or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                (e) The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.


ELIGIBILITY.

           Eligibility under this Plan is limited to Trustees.


THE OPTION PRICE.

           The Option Price of the Shares covered by each Option granted under this Plan shall be the Fair Market Value of such Shares on the Grant Date, provided, however, that the Option Price of any Option granted hereunder prior to May 1, 1995 shall be the greater of $23.00 or the Fair Market Value of a Share on the Grant Date. The Option Price shall be subject to adjustment as provided in Section 4.2 hereof.


NUMBER OF SHARES AND GRANT DATES.

           On the Effective Date, each Trustee then serving on the Board shall be granted an Initial Option to purchase 5,000 Shares. Each Trustee whose Commencement of Service is after the Effective Date shall be granted an Initial Option, as of the date of the Trustee's Commencement of Service to purchase 5,000 Shares. Thereafter, subject to the availability of Shares, immediately following the annual election of Trustees, each Trustee shall be granted an Additional Option to purchase 5,000 Shares if he or she has served as a Trustee for one (1) year or more and is then serving as a Trustee on the Board.


VESTING OF OPTIONS.

           Subject to the provisions of Section 9, thirty three and one-third percent (33 1/3%) of the Initial and Additional Options shall become exercisable on each of the first three (3) anniversaries of the respective Grant Date (but shall not be exercisable before approval of the Plan by shareholders). The foregoing installments, to the extent not exercised, shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to termination of the Option; provided, that no single exercise of an Option shall be for less than 100 Shares, unless the number of Shares purchased is the total number at the time available for purchase under the Option.


OPTION PERIOD.

           Subject to the provisions of Section 8, an Option shall be exercisable only during the Option Period. The Option Period shall commence on the Grant Date and shall end at the close of business on the tenth (10th) anniversary of the Grant Date. Termination of the Optionee's status as a Trustee for any reason shall not cause an Option to terminate to the extent it was exercisable at the time of such termination. To the extent an Option is not exercisable on the date of such termination, it shall be forfeited and terminate.


TIMING AND METHOD OF EXERCISE.

           Subject to the limitations of Sections 8 and 9, an Optionee may, at any time, exercise an Option with respect to all or any part of the Shares then subject to such Option by giving the Company written notice of exercise, specifying the number of Shares as to which the Option is being exercised. Such notice shall be addressed to the Secretary of the Company at its principal office, and shall be effective when actually received (by personal delivery, fax or other delivery) by the Secretary of the Company. Such notice shall be accompanied by an amount equal to the Exercise Price of such Shares, in the form of any one or combination of the following: cash or cash equivalents, or Shares valued at Fair Market Value in accordance with the Plan. If Shares that are acquired by the Optionee through exercise of an Option or an option issued under another option plan are surrendered in payment of the Exercise Price of Options, the Shares surrendered in payment must have been held by the Optionee for more than six months at the time of surrender. However, payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice of exercise directs that the Share certificate or certificates for the Shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Share certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Exercise Price.


NO SHAREHOLDER RIGHTS UNDER OPTION.

           No Optionee shall have any of the rights of a shareholder with respect to the Shares subject to an Option except to the extent the certificates for such Shares shall have been issued upon the exercise of the Option.


CONTINUATION OF SERVICE.

           Nothing in the Plan shall confer upon any person any right to continue to serve as a Trustee.


SHARE OPTION AGREEMENT.

           Each Option granted pursuant to the Plan shall be evidenced by a written Share Option Agreement notifying the Optionee of the grant and incorporating the terms of this Plan. The Share Option Agreement shall be executed by the Company and the Optionee.


WITHHOLDING.

           The Company shall have the right to withhold, or require an Optionee to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to exercise of Options.


TRANSFERABILITY OF OPTIONS.

           During the lifetime of the Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the guardian or legal representative of the Optionee), may exercise the Option, except that the Optionee may, during his or her lifetime, transfer all or a portion of the Option to (i) the spouse, ex-spouse, children, step-children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members or (iii) a partnership in which such Immediate Family Members are the only partners, in which case such transferees may exercise the Option. Except as noted in the preceding sentence, transfers of Options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 10, 11, and 14 hereof, the term "Optionee" shall be deemed to refer to the transferee. The events of termination of the Optionee's status as a trustee of the Company as set forth in Section 9 hereof shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent specified in Sections 9 and 10. No Option shall be pledged or hypothecated (by law or otherwise) or subject to execution, attachment or similar processes.


USE OF PROCEEDS.

           Cash proceeds realized from the sale of Shares pursuant to Options granted under the Plan shall constitute general funds of the Company.


ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN.

           17.1 The Plan shall be effective as of the date of adoption by the Board, subject to approval of the Plan within one year of its adoption by the Board by either (i) the affirmative votes of the holders of a majority of the Shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable laws of the State of Maryland or (ii) the written consent of a majority of the Shares of the Company entitled to vote, provided, that upon approval of the Plan by the shareholders of the Company, all Options granted under the Plan on, as of or after the Effective Date shall be fully effective as if the shareholders had approved the Plan on the Effective Date.

           17.2 Subject to the limitation of Section 17.4, the Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, the Board shall not amend the Plan in the following respects without the approval of shareholders then sufficient to approve the Plan in the first instance:

                (a) To materially increase the benefits accruing to participants under the Plan (for example, to increase the number of Options that may be granted to any Director);

                (b) To materially increase the maximum number of Shares that may be issued under the Plan; or

                (c) To materially modify the requirements as to eligibility for participation in the Plan.

           17.3 No Option may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Optionee's consent, alter or impair any rights or obligations under any Share Option Agreement previously entered into under the Plan. This Plan shall terminate ten years after the Effective Date unless previously terminated pursuant to Section 4.2 or by the Board pursuant to this Section 17.

           17.4 Notwithstanding the provisions of Section 17.2, the formula provisions of this Plan shall not be amended more than once in any six-month period other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, or the rules promulgated thereunder.


REQUIREMENTS OF LAW.

           18.1 The Company shall not be required to sell or issue any Shares under any Option if the sale or issuance of such Shares would constitute a violation by the individual exercising the Option or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the 1933 Act, upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the Shares covered by such Option, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to the Board that the holder of such Option may acquire such Shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the 1933 Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

           18.2 The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative, to the extent permitted by law and deemed advisable by the Plan administrators, and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.


GOVERNING LAW.

           The validity, interpretation and effect of this Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Maryland, other than the choice of law rules thereof.

                             * * * * *



      This Plan was duly approved by the Board of Trustees of the Company at a meeting held on the 28th day of September, 1993, and by the sole shareholder of the Company on the 28th day of September, 1993.



                                    /s/ Douglas B. Nunnelley
                                    Douglas B. Nunnelley
                                    Assistant Secretary of the Company




      Amendments to Section 6 and Section 7 of this Plan were duly approved by the Board of Trustees of the Company at a meeting held on the 27th day of April, 1995.



                                    /s/ Douglas B. Nunnelley
                                    Douglas B. Nunnelley
                                    Assistant Secretary of the Company



      An amendment to Section 4 of this Plan was duly approved by the Board of Trustees of the Company at a meeting held on the 23rd day of January, 1997, and by the shareholders of the Company on the 24th day of April, 1997.



                                    /s/ Douglas B. Nunnelley
                                    Douglas B. Nunnelley
                                    Assistant Secretary of the Company



      An amendment to Section 15 of this Plan was duly approved by the Board of Trustees of the Company at a meeting held on the 24th day of April, 1997.



                                    /s/ Douglas B. Nunnelley
                                    Douglas B. Nunnelley
                                    Assistant Secretary of the Company